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                                                                    EXHIBIT 1.1
                       Hyperion Telecommunications, Inc.

                              Class A Common Stock

                           (par value $.01 per share)

                             Underwriting Agreement
                                (U.S. Version)

                                                         ............., 1996
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Lazard Freres & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
  As representatives of the several Underwriters
   named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the
"Underwriters") an aggregate of ........  shares of Class A Common Stock, $.01 par value per share ("Stock"), of the Company and, at the election of the Underwriters, Adelphia Communications Corporation, a Delaware corporation ("Adelphia" or the "Selling Stockholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of ........
shares of additional Stock; provided that in the event that the Selling Stockholder elects not to sell such shares of Stock, the Company will issue and sell up to ........  additional shares of Stock, subject to the terms and conditions stated herein.  The aggregate of ........  shares to be sold by the
Company is herein called the "Firm Shares" and the aggregate of ........
additional shares to be sold by the Selling Stockholder or the Company, as the case may be, is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

         It is understood and agreed to by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholder of up to a total of .......  shares of Stock (the
"International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the
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"International Underwriters"), for whom Goldman Sachs International is acting as lead manager. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The
Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting
Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages relating solely to international matters. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (i) The registration statement on Form S-1 (File No. 333-13663) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to such Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"); the various parts of such Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus".

         (ii) No order preventing or suspending the use of any Preliminary Prospectus

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     has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (iv) Each of the Company and its Subsidiaries (as defined) (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation,
     (B) has all requisite power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and (C) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability, the effect of which would be materially adverse to the Company, the Subsidiaries and the Joint Ventures, taken as a whole, by reason of the failure to be so qualified in any such jurisdiction. The Company has no direct or indirect subsidiaries as of the Closing Date other than those set forth in Schedule II hereto (referred to collectively herein as "Subsidiaries" and individually as a "Subsidiary"), other than the Company's Joint Venture (as defined) located in Nashville, Tennessee, which is treated as a consolidated subsidiary of the Company for accounting purposes.

         (iv) Each of the Joint Ventures (A) has been duly formed as a partnership or corporation, as applicable, under the laws of its respective jurisdiction of formation, (B) has all requisite power and authority (corporate or partnership, as applicable, and other), to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties and (C) is duly qualified and in good standing as a foreign corporation or partnership, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, or is subject to no material liability or disability, the effect of which would be materially adverse to the Company, the Subsidiaries and the Joint Ventures, taken as a whole, by reason of the failure to be so

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     qualified in any such jurisdiction.  Neither the Company
     nor its Subsidiaries has any ownership interest in any joint venture other than those set forth on Schedule III hereto (referred to herein collectively as "Joint Ventures" and individually a "Joint Venture"), except for ownership interests of any Subsidiary or Joint Venture in any partnership between any such Subsidiary or Joint Venture and !NTERPRISE.

         (vi) Each of the Company, its Subsidiaries and the Joint Ventures, has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all security interests, liens or other encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, its Subsidiaries and the Joint Ventures; and any real property and buildings held under lease by the Company, its Subsidiaries and the Joint Ventures are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, its Subsidiaries and the Joint Ventures.

         (vii) None of the Company, its Subsidiaries or the Joint Ventures has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, any of its Subsidiaries or any of its Joint Ventures, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' or partners' equity or results of operations of the Company, the Subsidiaries and the Joint Ventures, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as set forth in the Prospectus are owned directly or indirectly by the Company, free and clear of all security interests, liens or other encumbrances.

         (ix) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (x) None of (A) the execution, delivery or performance by the Company and the Selling Stockholder of this Agreement and the International Underwriting Agreement, (B) the issuance and sale of the Shares to be sold by the Company and the Shares to

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     be sold by the Selling Stockholder, if any, hereunder and (C) the consummation by the Company and the Selling Stockholder of the transactions described herein, in the International Underwriting Agreement and in the Prospectus will conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or constitute an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company, any Subsidiary or any Joint Venture, or an acceleration of any indebtedness of the Company, any Subsidiary or any Joint Venture pursuant to, (i) the charter or bylaws of the Company or any Subsidiary or the partnership agreement governing any Joint Venture, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which any of them or their property is or may be bound, (iii) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Telecommunications Act of 1996 (the "Telecommunications Act") and the rules and regulations of the Federal Communications Commission ("FCC") and environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any Subsidiary, any Joint Venture or any of their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, the Subsidiaries, the Joint Ventures or any of their assets or properties except in the case of clauses (ii), (iii) and (iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not, individually or in the aggregate, have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole. Other than as described in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and International Underwriting Agreement or (2) the issuance and sale of the Shares and the transactions contemplated hereby and thereby, except (y) such as have been obtained and made under the Act for the Shares, and state or foreign securities or Blue Sky laws or regulations in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters or such as may be required by the NASD (as defined below) or
     (z) where the failure to obtain any such consent, approval, authorization or order of, or filing, registration, qualification, license or permit could not reasonably be expected to result in a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (xi) None of the Company, the Subsidiaries or the Joint Ventures is and, after giving effect to the transactions set forth in the Prospectus, including the offerings of the Stock (the "Offerings"), will be (A) in violation of its charter and bylaws or partnership agreement, as applicable, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act, and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company, any Subsidiary, any Joint Venture or any of

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     their respective assets or properties (whether owned or leased), other than, in the cases of clauses (B) and (C), any default or violation that could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the Company, any of the Subsidiaries and any of the Joint Ventures, taken as a whole.

         (xii) All of the outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or other charge or encumbrance. Except as disclosed in the Prospectus, there are not currently, and will not be as a result of the Offerings, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary.

         (xiii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Certain United States Tax Consequences to Non-United States Holders" insofar as they purport to summarize the laws discussed therein, and under the caption "Underwriting" (insofar as such statements describe this Agreement and the International Underwriting Agreement), insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate, complete and fair, in all material respects.

         (xiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

         (xv) Deloitte & Touche, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         (xvi) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company, any of the Subsidiaries or any of the Joint Ventures is or may be a party or to which the business or property of the Company, any Subsidiary or any Joint Venture is subject, (ii) no local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC) or order that has been enacted, adopted or issued by any governmental agency or, to the best of the Company's knowledge, that has been proposed by any governmental body and (iii) no injunction, restraining order or other order or decree of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company, any Subsidiary or any Joint Venture is or could reasonably be expected to be subject or to which the business, assets, or property of the Company, any Subsidiary or any Joint Venture are or could reasonably be expected to be subject, that is not disclosed in the Prospectus or could reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the current or future consolidated financial position, stockholders' or partners' equity, as applicable, or results of operations of the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (xvii) No action has been taken and no local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree has been

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     enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus or the Registration Statement; no injunction, restraining order or other order or decree of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 5(b) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

         (xviii) There is (i) no unfair labor practice complaint pending or threatened against the Company, any Subsidiary or any Joint Venture, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company, any Subsidiary or any Joint Venture, (ii) no significant strike, labor dispute, slowdown or stoppage pending or threatened against the Company, any Subsidiary or any Joint Venture and (iii) no union representation question existing with respect to the employees of the Company, any Subsidiary or any Joint Venture that, in the case of clauses (i), (ii) or (iii), could reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company, the Subsidiaries or the Joint Ventures. None of the Company, any Subsidiary or any Joint Venture has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clause (A), (B) or (C) above could reasonably be expected, individually or in the aggregate, to result in a material adverse effect to the Company, any of its Subsidiaries and any of its Joint Ventures, taken as a whole.

         (xix) None of the Company, any Subsidiary or any Joint Venture has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a material adverse effect, on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (xx) Each of the Company, the Subsidiaries and the Joint Ventures has (i) peaceful and undisturbed possession under all leases to which any of them is a party as lessee, (ii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business as presently conducted by any of them in the manner described in the Prospectus, except as described in the Prospectus or where failure to hold such

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     Authorizations would not, individually or in the aggregate, have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole and (iii) except as set forth in the Prospectus, no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have, individually or in the aggregate, a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole, all such Authorizations are valid and in full force and effect and each of the Company, the Subsidiaries and the Joint Ventures is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.

         (xxi) Each of the Company, the Subsidiaries and the Joint Ventures owns, possesses or has the right to employ all patents, patent rights, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by the Company, the Subsidiaries or the Joint Ventures in connection with the businesses now operated by it or which are proposed to be operated by the Company, the Subsidiaries or the Joint Ventures free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company, any Subsidiary or any Joint Venture has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole. The use of the Intellectual Property in connection with the business and operations of the Company, the Subsidiaries and the Joint Ventures does not infringe on the rights of any person, except as would not have, individually or in the aggregate, a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (xxii) None of the Company, any Subsidiary, any Joint Venture or any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company, any Subsidiary or any Joint Venture, as the case may be, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company, any Subsidiary or any Joint Venture (or assist the Company, any Subsidiary or any Joint Venture in connection with any actual or proposed transaction) which (i) might subject the Company, any Subsidiary, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign),
     (ii) if not given in the past, could reasonably be expected to have had, individually or in the aggregate, a material adverse effect on the assets, business or operations of the Company, any Subsidiary and any Joint Venture, taken as a whole or (iii) if not continued in the future, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company, any Subsidiary and any

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     Joint Venture, taken as a whole.

         (xxiii) All tax returns required to be filed by the Company, each of the Subsidiaries and each of the Joint Ventures in all jurisdictions have been so filed. All taxes, including, without limitation, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no proposed additional tax assessments against the Company, any Subsidiary, any Joint Venture or the assets or property of the Company, any Subsidiary or any Joint Venture.

         (xxiv) None of the Company, the Subsidiaries or the Joint Ventures is, or will be after giving effect to the offering and sale of the Shares (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUC Act").

         (xxv) Except as set forth in the Prospectus, there are no holders of securities of the Company, the Subsidiaries or the Joint Ventures who, by reason of the execution by the Company of this Agreement or the International Underwriting Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company, any of the Subsidiaries or any of the Joint Ventures register any of its securities under the Act.

         (xxvi) Each of the Company, the Subsidiaries and the Joint Ventures maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

         (xxvii) Each of the Company, the Subsidiaries and the Joint Ventures maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, the Subsidiaries, the Joint Ventures and their respective businesses. None of the Company, any Subsidiary or any Joint Venture has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force.

         (xxviii) None of the Company, any Subsidiary or any Joint Venture has
     (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the date of the Preliminary Prospectus
     (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (xxix) Set forth on Schedule IV hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of
     Section 407(d)(7) of ERISA (an "ERISA Affiliate") is a party in interest or disqualified person.

         (xxx) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus (i) none of the Company, any Subsidiary or any Joint Venture has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company, the Subsidiaries and the Joint Ventures, taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries on any class of capital stock and (iii) there has been no distribution of profits or return of capital contribution by any Joint Venture.

         (xxxi) The accountants who have certified or will certify the financial statements included or to be included as part of the Registration Statement and Prospectus are independent accountants. The historical financial statements of the Company and each of the Subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and each of its Subsidiaries, at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The other financial information and data included in the Registration Statement and the Prospectus, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Registration Statement and the Prospectus and the books and records of the Company, each of its Subsidiaries and each of its Joint Ventures, as applicable. The statistical information and data included in the Prospectus are accurately presented in all material respects.

         (xxxii) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company, any of the Subsidiaries or any of the Joint Ventures and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

         (xxxiii) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission.

             (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

         (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, the International

     Underwriting Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares, if any, to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement, have been obtained except, where the failure to obtain any such consent, approval, authorization or order of, or filing, registration, qualification, license or permit could not reasonably be expected to result in a material adverse effect on the Selling Stockholder; and the Selling Stockholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares, if any, to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement;

         (ii) The sale of the Shares, if any, to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement and the compliance by the Selling Stockholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

         (iii) The Selling Stockholder has, and immediately prior to such Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares, if any, to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement, free and clear of all security interests, liens or other encumbrances; and, upon delivery of such Shares, if any, and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all security interests, liens or other encumbrances, will pass to the several Underwriters or the International Underwriters, as the case may be;

         (iv) The Selling Stockholder (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into this Agreement and the International Underwriting Agreement, and (C) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (vi)  To the extent that any statements or omissions made in the

     Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

         (viii) Certificates in negotiable form representing all of the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by the Selling Stockholder to Buchanan Ingersoll, as custodian (the "Custodian"), and the Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing Daniel Milliard as the Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares, if any, to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement; and

         (ix) The Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of the corporation, or by the occurrence of any other event; if the corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares, if any, shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement, of the International Underwriting Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event.

     2.  Subject to the terms and conditions herein set forth, (a) the
Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $......................, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder and the Company, as the case may be, agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder and the Company, as the case may be, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Selling Stockholder hereby grants to Underwriters the right to purchase, at the Underwriters' election, up to ........... Optional Shares, at the purchase price per share set forth in the paragraph above; provided, that, subject to the Selling Stockholder's compliance with the procedure set forth in the following sentence, the Selling Stockholder shall have the right to elect not to sell such Optional Shares; provided, further that, in the event that the Selling Stockholder elects not to sell such Optional Shares, the Company hereby grants to the Underwriters the right to purchase at such Underwriters' election that portion of Optional Shares that the Selling Stockholder elects not to sell, at the purchase price per share set forth in the paragraph above. In the event that the Selling Stockholder elects not to sell Optional Shares, the Selling Stockholder shall notify Goldman, Sachs & Co. of such election within 24 hours of such Selling Stockholder's receipt of notice of the Underwriter's election to purchase Optional Shares. The Underwriters' election to purchase Optional Shares may be exercised only by written notice from you to both the Company and the Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorney-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder shall be delivered by or on behalf of the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder to Goldman, Sachs & Co., through the facilities of The

Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by same day funds and, in the case of the sale of Optional Shares by the Selling Stockholder, the Custodian and the Selling Stockholder, by same day funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm
Shares, 9:30 a.m., New York City time, on ............., 1996 or on such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York, 10022-4802 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.   The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
     Section 10(a)(3) of the Act;

        (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose (or approve any offer, sale, grant or other disposition), except as provided hereunder and under the International Underwriting Agreement, the Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than, as described in the Prospectus, pursuant to the 1996 Long Term Compensation Plan, the exercise of warrants existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or private transactions with an Affiliate of Adelphia), without your prior written consent. For purposes of this subsection (e), an "Affiliate" of a specified person shall mean a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

        (f) To furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

        (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

        (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

        (i) To use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market;

        (j) To file with the Commission such reports on Form SR as may be required by Rule 463 under the Act; and

        (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. Washington D.C. time, on the date of this Agreement, the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6.  (a) The Company covenants and agrees with the several Underwriters that
(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including, without limitation, the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq National Market; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) the fees and expenses of the Attorneys-in-Fact and the Custodian and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with Clause (b)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M. Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (vii), (xi) and (xiii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Buchanan Ingersoll, counsel for the Company, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

             (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of preemptive rights; and the Shares conform to the description of the Stock contained in the Prospectus;

             (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability, the effect of which would be materially adverse to the Company, the Subsidiaries and the Joint Ventures, taken as a whole, by reason of failure to be so qualified in any such jurisdiction;

             (iv) Each of the Subsidiaries has been duly formed or incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; all of the issued shares of capital stock of each such Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of preemptive rights, and, are owned of record directly or indirectly by the Company, to the best of such counsel's knowledge, free and clear of all security interests, liens or other encumbrances.

             (v) Each of the Joint Ventures has been duly formed or incorporated as a corporation, general partnership or limited partnership under the laws of its jurisdiction of incorporation or formation, as applicable, and has all requisite corporate or partnership power and authority to own its properties and conduct is business as described in the Prospectus, and is duly qualified as a foreign corporation, general partnership or limited partnership, as applicable, in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability, the effect of which would be materially adverse to the Company, the Subsidiaries and the Joint Ventures, taken as a whole, by reason of failure to be so qualified in any such jurisdiction. Each Joint Venture that is a corporation or a limited partnership is validly existing as a corporation or limited partnership, as applicable, and is in good standing under the laws of its jurisdiction or formation, as applicable. All of the limited partnership interests owned by each Subsidiary have been duly authorized and validly issued and, except as set forth in the Prospectus, all of such limited partnership interests are owned of record by each respective Subsidiary, and are, to the best of such counsel's knowledge, owned free and clear of any security interest, lien or other encumbrance;

             (vi) Except with regard to matters addressed by the counsel retained by the Company to deliver the opinions set forth in Sections 7(d) and (e) (the "Local and Regulatory Opinions") (as to which such counsel is not required to express an opinion), to the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending, threatened or contemplated to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the current consolidated financial position, stockholders' equity or results of operations of the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

             (vii) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

             (viii) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, any of the Subsidiaries or Joint Ventures is a party or by which the Company, any of the Subsidiaries or Joint Ventures is bound or to which any of the property or assets of the Company, any of its Subsidiaries or Joint Ventures is subject and identified to such counsel as material (assuming for purposes of such opinion that all of such agreements are governed by Pennsylvania law),
         (ii) the provisions of the Certificate of Incorporation or Bylaws of the Company or (iii) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or the Joint Ventures or any of their properties except as to the clauses (i) and (iii) in cases in which such violation, breach or default would not have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole (such counsel shall be entitled to state that is expressing no opinion with respect to state or foreign securities or blue sky laws in connection with the purchase and distribution of the shares by the Underwriters and the International Underwriters);

             (ix) No consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

             (x) None of the Company, the Subsidiaries or the Joint Ventures is in violation of its Certificate of Incorporation or By-laws, or certificate of formation or similar document, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

             (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption Certain United States Tax Consequences to Non-United States Holders", under the caption "Certain Relationships and Transactions," insofar as they purport to summarize the terms of documents, and under the caption "Underwriting" (insofar as such statements describe this Agreement and the International Underwriting Agreement), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, in all material respects;

             (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

             (xiii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements (including the notes thereto) and related schedules therein and financial data, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xi) of this Section 7(c), no facts have come to their attention which have given them a reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements (including the notes thereto) and related schedules therein and financial data, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements (including the notes thereto) and related schedules therein and financial data, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements (including the notes thereto) and related schedules therein and financial data, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

     In rendering such opinion, such counsel may state that they express no opinion as to (i) any compliance by the Company, the Subsidiaries and the Joint Ventures with any statute, rule, regulation, order or other requirement dealing with the regulation of telecommunications or with the terms or provisions of any Authorization, as to which counsel may state that it is its understanding that the U.S. Underwriters and International Underwriters are relying upon the opinions of Local Counsel being delivered pursuant to this Agreement and the International Underwriting Agreement and (ii) the laws of any jurisdiction outside the United States;

     (d) Dow Lohnes & Albertson, special regulatory counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

         (i) Each of the Company, the Subsidiaries and the Joint Ventures has all of the licenses, permits and authorizations, if any, required by the FCC and the State Regulatory Agencies for the provision of telecommunications services except where the failure to obtain or hold such license, permit or authority would not have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (ii) Neither the Company, any Subsidiaries nor any Joint Ventures is subject to any pending complaint or investigation before the FCC or, to the best knowledge of counsel, to any threatened complaint or investigation before the FCC, or, any pending or threatened complaint or investigation before any State Regulatory Agencies based on any alleged violation by the Company, the Subsidiaries or the Joint Ventures in connection with their provision of or failure to provide telecommunications services.

         (iii) The statements in the Prospectus under the headings "Risk Factors
     - Regulation" and "Business - Government Regulation" are fair accurate and complete summaries of the matters therein described.

         (iv) The Company, the Subsidiaries and the Joint Ventures have the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or any State Regulatory Agency, if any, for the consummation of the transactions contemplated in the Purchase Agreement except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (v) Neither the execution and delivery of this Agreement nor the sale of the

     Shares contemplated hereby will conflict with or result in a violation of any order or regulation of the FCC or any State Regulatory Agency applicable to the Company, its Subsidiaries or the Joint Ventures except where the conflict with or the violation of which would not have a material adverse impact on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

     (e) Each of Pennington, Culpepper, Moore, Wilkinson, Dunbar & Dunlap, P.A. (Florida), Roland, Fogel, Koblenz & Carr (New York), Sonneschein, Nath & Rosenthal (Missouri), Downs Rachlin & Martin (Vermont), and Gullett Sanford Robinson & Martin (Tennessee), each of whom are special state regulatory counsel for the Company for their respective states, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(d)-(h) hereto), dated as of such Time of Delivery, in form and substance satisfactory to you, to the effect that, with respect to each of the Company's Subsidiaries or Joint Ventures, as the case may be, that are located in their respective states:

         (i) Each of the Subsidiaries and Joint Ventures, as the case may be, has all of the licenses, permits and authorizations, if any, required by the FCC and the State Regulatory Agencies for the provision of telecommunications services except where the failure to obtain or hold such license, permit or authority would not have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (ii) Neither any of the Subsidiaries nor any of the Joint Ventures, as the case may be, is subject to any pending complaint or investigation before the FCC or, to the best knowledge of counsel, to any threatened complaint or investigation before the FCC, or, any pending or threatened complaint or investigation before any state regulatory agencies based on any alleged violation by the Company, the Subsidiaries or the Joint Ventures in connection with their provision of or failure to provide telecommunications services.

         (iii) The statements in the Prospectus under the headings "Risk Factors
     - Regulation" and "Business - Government Regulation" are fair, accurate and complete summaries of the matters therein described.

         (iv) Each of the Subsidiaries and the Joint Ventures, as the case may be, have the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or any state regulatory agency, if any, for the consummation of the transactions contemplated in this Agreement except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a material adverse effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

         (v) Neither the execution and delivery of this Agreement nor the sale of the Shares contemplated hereby will conflict with or result in a violation of any order or regulation of the FCC or any state regulatory agency applicable to the Company, its Subsidiaries or the Joint Ventures except where the conflict with or the violation of which would not have a material adverse impact on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

     (f) In the event that the Selling Stockholder sells Optional Shares, counsel for the Selling Stockholder, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(i) hereto) with respect to the Selling Stockholder for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
         (i) A Power of Attorney and a Custody Agreement have been duly executed and delivered by the Selling Stockholder and constitute valid and binding agreements of the Selling Stockholder in accordance with their terms;

         (ii) This Agreement and the International Underwriting Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder; and the sale of the Shares to be sold by the Selling Stockholder hereunder and thereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder if the Selling Stockholder is a corporation or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

         (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder or thereunder, except which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters;

         (iv) Immediately prior to such Time of Delivery the Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by the Selling Stockholder under this Agreement and the International Underwriting Agreement, free and clear of all security interests, liens or other encumbrances, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder and thereunder; and

         (v) Good and valid title to such Shares, free and clear of all security interests, liens or other encumbrances, has been transferred to each of the several Underwriters or International Underwriters, as the case may be, who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and in rendering the opinion in subparagraph (iv) such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and security interests, liens or other encumbrances on the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;


     (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, Deloitte & Touch, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

     (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, any of its Subsidiaries or any of its Joint Ventures or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or partners' equity or results of operations of the Company, its Subsidiaries and the Joint Ventures, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

    (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the Company's preferred stock;

     (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a material adverse change in general economic, political or financial conditions in the United States, or the effect of international conditions on the financial markets in the United States, that in the opinion of the Underwriters, makes it inadvisable or impracticable to proceed with the delivery of the Stock as contemplated hereby; or (vi) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters, will in the immediate future, materially disrupt, the market for the Company's securities or for securities in general;

     (k) The Shares to be sold by the Company and the Selling Stockholder, if any, at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Nasdaq National Market;

     (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the stockholders of the Company set forth on
Schedule V to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

     (m) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as you may reasonably request; and

     (n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

    8. (a) The Company, each of the Subsidiaries, and, in the case of the sale of Optional Shares by the Selling Stockholder and to the extent set forth in this Section 8, the Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, the Subsidiaries, and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further that the liability of the Selling Stockholder pursuant to this subsection (a) shall not exceed the product of the number of Shares sold by such Selling Stockholder hereunder and the initial public offering price of the Shares set forth in the Prospectus.

         (b) Each Underwriter will indemnify and hold harmless the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the

Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Selling Stockholder shall not be required to contribute any amount in excess of the amount equal to the product of the number of Optional Shares sold by the Selling Stockholder and the initial public offering price of the Shares set forth in the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the

Act.

    9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder, shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

    (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and, in the case of the sale of Optional Shares by the Selling Stockholder, the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

    11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholder, as provided herein, the Company and the Selling Stockholder, pro rata (based on the number of Shares to be sold by the Company and the Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder, only to the extent that such Selling Stockholder is selling Shares hereunder, shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

    12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder made or given by any or all of the Attorneys-in-Fact for the Selling Stockholder.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs &. Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at 5 West Third Street, Coudersport, PA 16915, Attention: Timothy J. Rigas; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
President; provided, however, that any notice to an Underwriter pursuant to
Section 8 (c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections

8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

    15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,
                              Hyperion Telecommunications, Inc.
                              By: .........................................
                                  Name:
                                  Title:


                              Adelphia Communications Corporation
                              (as Selling Stockholder)

                              By: .........................................
                                 Name:
                                 Title:



Accepted as of the date hereof:

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Lazard Freres & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated


By: ..................................
        (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                          Number of Optional
                                                             Shares to be
                                         Total Number of     Purchased if
                                           Firm Shares      Maximum Option
              Underwriter                to be Purchased      Exercised
              -----------
Goldman, Sachs & Co. ...................
Bear, Stearns & Co.

Lazard Freres & Co. LLC ................

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated ..................

Names of other Underwriters ............
              Total ....................

                                  SCHEDULE II

                                  Subsidiaries

Hyperion Enhanced Networks of Virginia, Inc.

Hyperion Telecommunications of Florida, Inc.

Hyperion Telecommunications of Kansas, Inc.

Hyperion Telecommunications of Kentucky, Inc.

Hyperion Telecommunications of Massachusetts, Inc.

Hyperion Telecommunications of Michigan, Inc.

Hyperion Telecommunications of New Jersey, Inc.

Hyperion Telecommunications of New York, Inc.

Hyperion Telecommunications of North Carolina, Inc.

Hyperion Telecommunications of Ohio, Inc.

Hyperion Telecommunications of Pennsylvania, Inc.

Hyperion Telecommunications of South Carolina, Inc.

Hyperion Telecommunications of Tennessee, Inc.

Hyperion Telecommunications of Vermont, Inc.

Hyperion Telecommunications of Virginia, Inc.

                                  SCHEDULE III

                                 Joint Ventures

Alternet of Virginia

AVR of Tennessee, L.P., d/b/a Hyperion of Tennessee, L.P.

Continental Fiber Technologies, Inc.

Hyperion Telecommunications of Harrisburg

Louisville Lightwave

Multimedia Hyperion Telecommunications

NewChannels Hyperion Telecommunications of New York

New Jersey Fiber Technologies

NHT Partnership

PECO Hyperion Telecommunications

Susquehanna Hyperion Telecommunications

                                  SCHEDULE IV

                   List of Employee Pension and Benefit Plans
                      of Hyperion Telecommunications, Inc.
                               and its Affiliates


Adelphia Communications Corporation Employee Benefit Plan

Adelphia Communications Corporation 401(k) Savings and Protection
Profit Sharing Plan

Hyperion Telecommunications, Inc. 1996 Long Term Compensation Plan

                                   SCHEDULE V

               List of stockholders subject to Lock-Up Agreements

Adelphia Communications Corporation
Charles R. Drenning
Paul D. Fajerski
Randolph S. Fowler

                                                                         ANNEX I
                         DESCRIPTION OF COMFORT LETTER
                    FOR REGISTRATION STATEMENTS ON FORM S-1

  Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

       (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

       (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

       (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

       (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such three fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

       (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

       (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

           (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

           (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

           (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

           (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

         (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

           (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause
         (E) there were any increases or decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

       (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.